Exhibit 99.1

            Digital Broadband Networks files Form 10-KSB with SEC and
                     reports net income of $98,649 for 2002

    FLEMINGTON, N.J.--(BUSINESS WIRE)--March 31, 2003--Digital Broadband Networks, Inc. (OTCBB:DBBD) www.dbni.net today filed its Annual Report on Form 10-KSB with the Securities and Exchange Commission (SEC) for the year ended December 31, 2002. DBBD reported a net income of $98,649 for the year ended December 31, 2002, compared to a net loss of $79,105 for the year ended December 31, 2001.
    During 2002, the Company achieved substantial growth in its revenues of $12,540,506 compared to $4,958,421 in 2001, and achieved positive annual earnings for the first time. These revenues were derived from the design, development and production of interactive multimedia websites and content and from provisioning of project consulting services on broadband communications and networking systems for property development projects. DBBD anticipates these activities will continue to provide the principal sources of the Company's revenue in 2003. During the year, revenue is also expected to be generated from application development, network operation, delivery of value-added applications and services; and sales of the EyStar SmartHome Console and biometric-based products and solutions.
    This press release should be read in conjunction with the Company's 2002 audited consolidated financial statements and notes thereto on Form 10-KSB filed today with the Securities and Exchange Commission. Appended below is a table containing comparative operating data for Digital Broadband Networks and subsidiaries during 2002 and 2001.


                                           Year ended December 31

                                            2002              2001

Revenues                               $ 12,540,506      $ 4,958,421
Gross profit                                802,728          259,054
Sales and marketing                          60,384          130,201
General and administrative                  720,882          221,438
Net income (loss)                            98,649          (79,105)



    About Digital Broadband Networks

    Digital Broadband Networks, Inc., a Delaware corporation,
(www.dbni.net) is the parent company of EyStar Media Inc. and Malaysian-based Animated Electronic Industries (AEI), and its subsidiary, Perwimas Telecommunications. AEI is involved in the development of value added Internet Protocol services and marketing of office/home automation devices. Perwimas is licensed to operate
VISIONET, a national, digital, wireless broadband network that will support high speed Internet access, video on demand, multimedia applications and services targeted towards both business and residential markets.

    Safe Harbor Statement

    Investors should carefully consider the preceding information, as well as other information contained herein before making an investment in the common stock of the Company. Information contained herein contains forward-looking statements and information that are based upon beliefs of, and information currently available to management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Digital Broadband Networks does not undertake to update, revise or correct any forward-looking statements.

    L.G. Zangani, LLC provides financial public relations service to the Company, As such L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and or other services in the form of moneys, capital stock in the Company, warrants or options to purchase capital in the Company.

    CONTACT: L.G. Zangani, LLC
             Leonardo Zangani, 908/788-9660
             leonardo@zangani.com
                 or
             Digital Broadband Networks, Inc.
             Valerie Looi, 011 (603) 7955 4582
             valerie.looi@dbni.net